EXHIBIT 99.1

                              INT MEDIA GROUP, INC.

                           23 Old Kings Highway South
                                Darien, CT 06820

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, INT Media Group, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                     Very Truly Yours,

                                     INT Media Group, Inc.

                                     /s/ Christopher J. Baudouin

                                     Christopher J. Baudouin
                                     Chief Financial Officer